                               EXHIBIT (8)(a)(4)

                              AMENDMENT NO. 18 TO
                  AEGON/TRANSAMERICA PARTICIPATION AGREEMENT

                              AMENDMENT NO. 18 TO
                         PARTICIPATION AGREEMENT AMONG
                     AEGON/TRANSAMERICA SERIES FUND, INC.,
                     TRANSAMERICA LIFE INSURANCE COMPANY,
                      AUSA LIFE INSURANCE COMPANY, INC.,
                    PEOPLES BENEFIT LIFE INSURANCE COMPANY,
              TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

     Amendment No. 18 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC") and Transamerica Life Insurance and Annuity Company ("TALIAC") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the "Contracts") under the Securities Act of 1933; and

     WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA J (the "Account") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Contracts and such variable annuity contract will be partly funded by the Fund; and

     WHEREAS, Transamerica has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica intends to purchase shares in one or more of the portfolios of the Fund to fund their respective Contract on behalf of the Account, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 18, and as Schedule A may be amended from time to time.

     NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its separate account, Separate Account VA J, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Separate Account VA J as an additional "Account;" to add the Premier Asset Builder Variable Annuity contract issued by Transamerica and Immediate Income Builder II variable annuity contract issued by Transamerica to the list of "Policies;" and to add the BlackRock Large Cap Value Portfolio, the BlackRock Mid Cap Growth Portfolio, and the BlackRock Global Science & Technology Portfolio to the list of "Portfolios" of the AEGON/Transamerica Series Fund, Inc.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 1, 2001.

TRANSAMERICA LIFE INSURANCE          AEGON/TRANSAMERICA SERIES
COMPANY                              FUND, INC.
By its authorized officer            By its authorized officer


By: /s/ Larry N. Norman              By: /s/ John K. Carter
   ----------------------               ------------------
   Larry N. Norman                      John K. Carter
   Title: President                     Title: Vice President, Secretary
                                               and Senior Counsel

AUSA LIFE INSURANCE                  PEOPLES BENEFIT LIFE
COMPANY, INC.                        INSURANCE COMPANY
By its authorized officer            By its authorized officer


By: /s/ William L. Busler            By: /s/ Larry N. Norman
   ---------------------                -------------------
   William L. Busler                    Larry N. Norman
   Title: Vice President                Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE         TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                    AND ANNUITY COMPANY
By its authorized officer            By its authorized officer


By: /s/ Priscilla I. Hechler         By: /s/ Priscilla I. Hechler
   ------------------------             ------------------------------
   Priscilla I. Hechler                 Priscilla I. Hechler
   Title: Assistant Vice President      Title: Assistant Vice President and
          and Assistant Secretary              Assistant Secretary

                              AMENDED SCHEDULE A
                           Effective August 1, 2001
                   Account(s), Policy(ies) and Portfolio(s)
                    Subject to the Participation Agreement

Accounts:  Separate Account VA B
           Separate Account VA BNY
           Mutual Fund Account
           Separate Account VA A
           Separate Account VA C
           Separate Account VA D
           Retirement Builder Variable Annuity Account
           AUSA Life Insurance Company, Inc. Separate Account C Peoples Benefit Life Insurance Company Separate Account V Legacy Builder Variable Life Separate Account
           AUSA Series Life Account
           AUSA Series Annuity Account
           Transamerica Occidental Life Separate Account VUL-3 Separate Account VA E
           Separate Account VA F
           Transamerica Occidental Life Separate Account VUL-4 Transamerica Occidental Life Separate Account VUL-5 Transamerica Life Insurance and Annuity Company on behalf of its Separate Account VA-8
           Separate Account VA J

Policies:  Transamerica Landmark Variable Annuity
           Transamerica Landmark ML Variable Annuity
           AUSA Landmark Variable Annuity
           The Atlas Portfolio Builder Variable Annuity
           Transamerica EXTRA Variable Annuity
           Transamerica Access Variable Annuity
           Retirement Income Builder II Variable Annuity
           AUSA & Peoples - Advisor's Edge Variable Annuity
           Peoples - Advisor's Edge Select Variable Annuity
           Legacy Builder Plus
           AUSA Financial Freedom Builder
           Transamerica Elite
           Privilege Select Variable Annuity
           Estate Enhancer Variable Life
           TransSurvivor Life Variable Universal Life
           TransMark Optimum Choice Variable Annuity
           TransUltra(R) Variable Universal Life
           AUSA Freedom Elite Builder
           AUSA Premier Variable Annuity
           AUSA Freedom Wealth Protector

           Immediate Income Builder II
           Premier Asset Builder Variable Annuity


Portfolios:  AEGON/Transamerica Series Fund, Inc.
                 Janus Growth
                 AEGON Bond
                 J.P. Morgan Money Market
                 Janus Global
                 LKCM Strategic Total Return
                 Van Kampen Emerging Growth
                 Alger Aggressive Growth
                 AEGON Balanced
                 Federated Growth & Income
                 C.A.S.E. Growth
                 NWQ Value Equity
                 GE International Equity
                 GE U.S. Equity
                 J.P. Morgan Real Estate Securities
                 T. Rowe Price Dividend Growth
                 T. Rowe Price Small Cap
                 Goldman Sachs Growth
                 Pilgrim Baxter Mid Cap Growth
                 Salomon All Cap
                 Dreyfus Mid Cap
                 Third Avenue Value
                 Dean Asset Allocation
                 Great Companies - America (SM)
                 Great Companies - Technology (SM)
                 Value Line Aggressive Growth
                 Gabelli Global Growth
                 Great Companies - Global/2/
                 LKCM Capital Growth
                 American Century International
                 American Century Income & Growth
                 Munder Net50
                 BlackRock Large Cap Value
                 BlackRock Mid Cap Growth
                 BlackRock Global Science & Technology